UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 13, 2016
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
104 S. Michigan Ave.
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)    On December 13, 2016, the Board of Directors of Coeur Mining, Inc. (the “Company”) approved amendments to its Amended and Restated Bylaws (the “Bylaws”). The amendments took effect upon approval by the Board of Directors.
The amendments make the following changes:

•
Add a new section entitled “Submission of Information by Director Nominees” that requires any director nominee, in connection with being nominated, to provide the Company with a completed D&O (director and officer) questionnaire and represent to the Company that the nominee: (1) consents to serve as a director and currently intends to serve for the entire term for which he or she is standing for election; (2) will disclose to the Company certain voting, compensation, reimbursement and indemnification agreements in connection with service or action as a director or nominee; and (3) if elected, will comply with the Company’s policies and guidelines (New Section 2.9);

•
For stockholders that are entities, require a notice submitted under the advance notice bylaw to include stock ownership information for the entity’s executives, directors, managing members and control persons, in order to provide the Company and other stockholders with complete information about the economic interests of stockholders seeking to submit nominations and other business through the advance notice process (Section 2.10(a)(ii)(D)); and

•
Make other, minor revisions to clarify the operation of the advance notice bylaw, including: (a) defining the term “close of business”; and (b) giving both the Chairman of the Board and the chairman of a meeting of stockholders the authority to determine compliance with the advance notice bylaw (Sections 2.10(c)).

The amendments include other non-material technical and conforming changes to the Bylaws.
The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events.
On December 16, 2016, the Company completed its previously-announced redemption (the “Redemption”) of $190.0 million aggregate principal amount of its 7.875% Senior Notes due 2021 (the “Notes”). After giving effect to the Redemption, approximately $178.0 million aggregate principal amount of Notes remain outstanding.

Item 9.01. Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective December 13, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: December 16, 2016	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws, effective December 13, 2016